Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 (No. 333-197408) pertaining to the 2008 Stock Incentive Plan, as amended, the 2014 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of Ardelyx, Inc.

(2)	Registration Statement on Form S-8 (No. 333-202663) pertaining to the 2014 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of Ardelyx, Inc.

(3)	Registration Statements on Form S-3 (Nos. 333-205630, 333-205631 and 333-213085) of Ardelyx, Inc.

(4)	Registration Statement on Form S-8 (No. 333-210079) pertaining to the 2014 Equity Incentive Award Plan of Ardelyx, Inc.

(5)	Registration Statement on Form S-8 (No. 333-214538) pertaining to the 2016 Employment Commencement Incentive Plan of Ardelyx, Inc.

of our report dated February 17, 2017, with respect to the consolidated financial statements of Ardelyx, Inc. included in this Annual Report (Form 10-K) of Ardelyx Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Redwood City, California

February 17, 2017